Exhibit 99.5

Pinnacle West Capital Corporation
Glossary of Terms

Arizona Job Growth	Percentage growth over the prior year in total non-farm payroll employment for the state of Arizona, non-seasonally adjusted.
Average Generation Capacity Out of Service	Total capacity required and economic yet unavailable due to scheduled or unscheduled outages. Measured in megawatts per day.
Capacity Factor	The ratio of the average operating load of an electric power generating unit for a period of time to the capacity rating of the unit during that period.
Capacity On-Line	Net accredited capacity of the company-owned share of active generating units. Measured in megawatts.
Coal Energy Production	Amount of net energy produced by coal-fueled generators. Measured in gigawatt-hours.
Degree-Days - Cooling	A measure of temperatures designed to indicate the amount of cooling demand each month. Cooling degree-days are calculated by summing the difference between each day's actual average temperature and a base temperature of 65°F for the month. Average temperatures less than the base temperature are ignored.
Degree-Days - Heating	A measure of temperatures designed to indicate the amount of heating demand each month. Heating degree-days are calculated by summing the difference between each day's actual average temperature and a base temperature of 65°F for the month. Average temperatures greater than the base temperature are ignored.
Gas/Oil/Other Energy Production	Amount of net energy predominately produced by natural gas and oil-fueled generators. A small amount of energy from hydroelectric and solar power plants is also included. Measured in gigawatt-hours.
Generation Other Than Native Load	Sales of electricity from generation owned by the company that is over and above the amount required to serve retail customers and long-term wholesale contracts.
Gigawatt-hour (gwh)	A unit of energy equivalent to 1,000 megawatt-hours or 1,000,000 kilowatt-hours.
Long-term Contracts	Wholesale sales resulting from unique long-term contracts held by the company with various entities for the supply of electricity at agreed-upon prices.
Megawatt (MW)	One million watts.
Megawatt-hour (MWh)	A unit of energy equivalent to 1,000 kilowatt-hours.
MMBTU	One million British thermal units. A British thermal unit (Btu) is a measure of heat.
Nuclear Energy Production	Amount of net energy produced by nuclear-fueled generators. Measured in gigawatt-hours.
Palo Verde - Off-Peak	Electricity average daily spot prices at Palo Verde substation during off-peak hours. It measures electric prices at the producer level and is the result of real time prices used for benchmarking, price comparisons, and establishing price contracts. Measured in dollars per megawatt-hour.
Palo Verde - On-Peak	Electricity average daily spot prices at Palo Verde substation during on-peak hours. It measures electric prices at the producer level and is the result of real time prices used for benchmarking, price comparisons, and establishing price contracts. Measured in dollars per megawatt-hour.
Purchased Power - Firm Load	Power purchased from wholesale market sources used to serve regulated retail demand and long-term wholesale contracts. Measured in gigawatt-hours.
Purchased Power - Marketing and Trading	Power purchased from wholesale market sources used to serve marketing and trading sales not served by company-owned generation. Measured in gigawatt-hours.
Residential Building Permits	The number of residential dwellings permitted to be built by authorized agencies in Maricopa County, Arizona. Single-family refers to detached buildings intended to be occupied by one family. Multi-family permits represent the number of units authorized to be built in condominium, townhouse and apartment complexes.
Retail Customer	Residential, commercial industrial, irrigation, and streetlight electricity customers. Customers are generally defined as the number of active accounts.
Retail Customer Growth	Percentage growth over the prior year in retail.
Retail Electricity Usage	Total retail sales for a period divided by the average retail customers for the same period. Measured in kilowatt-hours per average customer.
Retail Sales	Sales of electricity made directly to retail customers or ultimate customers. Residential retail sales are sales to households. Business retail sales include commercial, industrial, irrigation, and streetlighting sales. Measured in gigawatt-hours.
SP15 - Off-Peak	Electricity average daily spot prices at SP15, a region of California substations, during off-peak hours. It measures electric prices at the producer level and is the result of real time prices used for benchmarking, price comparisons, and establishing price contracts. Measured in dollars per megawatt-hour.
SP15 - On-Peak	Electricity average daily spot prices at SP15, a region of California substations, during on-peak hours. It measures electric prices at the producer level and is the result of real time prices used for benchmarking, price comparisons, and establishing price contracts. Measured in dollars per megawatt-hour.
System Peak Demand	The demand for electricity during the one hour of highest use each month. Measured in megawatts.
Trading and Other Sales	All wholesale sales not accounted for in sales under long-term contracts or sales of generation other than native load. These sales would be served by power purchased from the wholesale market.
Weather Normalized	Adjusted to exclude the effects of abnormal weather patterns.
Wholesale Marketing and Trading Sales	Sales of electricity to other electric companies power marketers, or public entities for the purpose of resale. Measured in gigawatt-hours.